Exhibit 99.1

ITEM 6. Selected Financial Data

On March 4, 2015, April 8, 2015, July 21, 2015, August 18, 2015 and September 21, 2015, the Partnership, completed acquisitions of 81, 73, 100, 193 and 65 tenant sites and related real property interests, respectively, from the affiliates of Landmark Dividend LLC (“Landmark”) in exchange for total consideration of $25.2 million, $22.1 million, $35.7 million, $66.4 million and $20.3 million, respectively; the acquisitions described above are collectively referred to as the “Acquisitions,” and the acquired assets in the Acquisitions are collectively referred to as the “Acquired Assets.” The Acquisitions are deemed to be transactions between entities under common control, which, under applicable accounting guidelines, requires the assets and liabilities to be transferred at the historical cost of the parent of the entities, with prior periods retroactively adjusted to furnish comparative information. Accordingly, the supplemental financial statements and related notes have been retroactively adjusted to include the historical results and financial position of the Acquired Assets prior to their respective acquisition dates. See Note 1 and 3 within the consolidated and combined financial statements in Exhibit 99.3 for additional information.

On November 19, 2015, the Partnership acquired entities owning 72 and 136 tenants sites and related real property interests from Landmark Dividend Growth Fund-C LLC (“Fund C”), an affiliate of Landmark, and from Landmark Dividend Growth Fund-F LLC (“Fund F”, collectively with Fund C the “Acquired Funds”), an affiliate of Landmark, in exchanges for total consideration of approximately $30.3 million and $44.5 million, respectively. The Fund C and Fund F acquisitions are deemed to be transactions between entities under common control requiring the assets and liabilities to be transferred at the historical cost of the parent of the entities, with prior periods retroactively adjusted to furnish comparative information. The supplemental financial statements represent the consolidated and combined financial positions and results of operations for the periods presented of the Partnership, the Acquired Assets and the Acquired Funds for post IPO periods and the Predecessor, the Acquired Assets, and the Acquired Funds for periods prior to the IPO (collectively referred to as the “Combined Entities” for all periods).

The following table includes the combined selected financial data of the Combined Entities for the years, the periods and as of the dates indicated. The following tables should be read in conjunction with Exhibit 99.2, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and our consolidated and combined financial statements and accompanying notes in Exhibit 99.3,  audited and unaudited Supplemental Financial Statements of the Combined Entities included in our current report on Form 8-K,  filed with the Securities and Exchange Commission on December 2, 2015.

	Nine Months Ended September 30,		Year Ended December 31,
	2015	2014	2014	2013	2012
Supplemental Statement of Income Data:
Revenue
Rental revenue	$19,634,366	$15,702,163	$21,401,328	$16,656,870	$7,707,106
Interest income on receivables	605,180	522,994	709,030	742,185	356,348
Total revenue	20,239,546	16,225,157	22,110,358	17,399,055	8,063,454
Expenses
Management fees to affiliate	209,909	509,703	642,150	544,908	248,551
Property operating	19,459	21,805	24,720	6,454	26,267
General and administrative	2,107,354	579,628	820,522	722,601	191,293
Acquisition-related	2,958,276	238,385	527,065	1,093,948	1,408,277
Amortization	4,931,670	3,973,704	5,382,671	4,464,124	1,738,715
Impairments	3,578,744	8,450	258,834	1,005,478	183,271
Total expenses	13,805,412	5,331,675	7,655,962	7,837,513	3,796,374
Other income and expenses
Interest expense	(6,070,326)	(5,502,771)	(7,831,847)	(5,406,753)	(1,957,834)
Loss on early extinguishment of debt	(902,625)	—	(2,905,259)	—	—
Realized loss on derivatives	—	—	(213,181)	—	—
Unrealized gain (loss) on derivatives	(2,023,572)	(6,393)	(643,481)	1,493,041	(1,226,864)
Gain on sale of real property interest	82,026	—	—	—	—
Total other income and expenses	(8,914,497)	(5,509,164)	(11,593,768)	(3,913,712)	(3,184,698)
Net income (loss)	$(2,480,363)	$5,384,318	$2,860,628	$5,647,830	$1,082,382
Less: Net income (loss) attributable to Predecessor	(426,872)	5,384,318	5,558,976	5,647,830	1,082,382
Net loss attributable to partners	$(2,053,491)	$—	$(2,698,348)	$—	$—
Net loss per limited partner unit (basic and diluted):
Common units	$(0.13)		$(0.34)
Subordinated units	$(0.38)		$(0.34)
Cash distribution declared per limited partner unit	$0.9225		$0.1344
Supplemental Balance Sheet Data (End of Period):
Land and real property interests, before accumulated amortization	$352,414,436	$285,294,518	$292,621,374	$255,114,253	$182,026,678
Land and real property interests, after accumulated amortization	$340,026,636	$277,960,242	$284,113,990	$251,172,021	$181,927,240
Total assets	$365,686,694	$305,122,336	$307,694,913	$274,984,130	$226,720,764
Revolving credit facility	$164,500,000	$—	$74,000,000	$—	$—
Secured debt facilities	$39,704,988	$155,955,151	$70,782,005	$139,635,210	$81,457,684
Total liabilities	$222,440,147	$175,875,524	$158,503,648	$152,630,496	$91,659,355
Equity	$143,246,547	$129,246,812	$149,191,265	$122,353,634	$135,061,409
Supplemental Statement of Cash Flow Data:
Cash flow provided by operating activities	$8,592,802	$9,002,728	$13,576,354	$11,165,450	$4,648,343
Cash flow used in investing activities	$(93,341,094)	$(15,060,206)	$(18,711,572)	$(39,541,210)	$(77,067,786)
Cash flow provided by financing activities	$84,710,274	$5,497,419	$4,408,999	$4,164,950	$97,509,021
Supplemental Other Data:
Total number of leased tenant sites (end of period)	1,392	1,154	1,179	1,006	653
Supplemental EBITDA(1)	$8,521,633	$14,860,793	$16,075,146	$15,518,707	$4,778,931
Supplemental Adjusted EBITDA(1)	$18,301,026	$14,301,079	$19,555,424	$15,284,274	$7,196,836
Distributable cash flow subsequent to the initial public offering	$9,302,601		$1,182,212

(1)

For a definition of the non‑GAAP financial measure of Supplemental EBITDA and Supplemental Adjusted EBITDA and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please read “Selected Financial Data – Non‑GAAP Financial Measures.”

Non‑GAAP Financial Measures

We define Supplemental EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Supplemental Adjusted EBITDA as Supplemental EBITDA before impairments, acquisition‑related costs, unrealized and realized gain or loss on derivatives, loss on extinguishment of debt, gain on sale of real property interest, unit-based compensation, straight line rental adjustments, amortization of above‑ and below‑market rents, and after the deemed capital contribution to fund our general and administrative expense reimbursement. We define distributable cash flow as Supplemental Adjusted EBITDA less cash interest paid, current cash income tax paid and maintenance capital expenditures. Distributable cash flow will not reflect changes in working capital balances.

Supplemental EBITDA, Supplemental Adjusted EBITDA and distributable cash flow are non‑GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Supplemental Adjusted EBITDA, financing methods;

•the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•our ability to incur and service debt and fund capital expenditures; and

•the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of Supplemental EBITDA,  Supplemental Adjusted EBITDA and distributable cash flow in this Current Report on Form 8-K provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Supplemental EBITDA, Supplemental Adjusted EBITDA and distributable cash flow are net income and net cash provided by operating activities. Neither Supplemental EBITDA, Supplemental Adjusted EBITDA nor distributable cash flow should be considered an alternative to GAAP net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Each of Supplemental EBITDA, Supplemental Adjusted EBITDA and distributable cash flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income or net cash provided by operating activities, and these measures may vary from those of other companies. You should not consider Supplemental EBITDA, Supplemental Adjusted EBITDA or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. As a result, because Supplemental EBITDA, Supplemental Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, Supplemental EBITDA, Supplemental Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

We use the term “distributable cash flow” to measure whether we have generated from our operations, or “earned,” a particular amount of cash sufficient to support the payment of the minimum quarterly distributions. Our partnership agreement contains the concept of “operating surplus” to determine whether our operations are generating sufficient cash to support the distributions that we are paying, as opposed to returning capital to our partners. Because operating surplus is a cumulative concept (measured from the initial public offering date, and compared to cumulative distributions from the initial public offering date), we use the term distributable cash flow to approximate operating surplus on a quarterly or annual, rather than a cumulative, basis. As a result, distributable cash flow is not necessarily indicative of the actual cash we have on hand to distribute or that we are required to distribute.

The following table sets forth a reconciliation of our pro forma and historical Supplemental EBITDA and Supplemental Adjusted EBITDA for the periods presented to net cash provided by operating activities and net income:

	Nine Months Ended September 30,		Year Ended December 31,
	2015	2014	2014	2013	2012
Net cash provided by operating activities	$8,592,802	$9,002,728	$13,576,354	$11,165,450	$4,648,343
Unit-based compensation	(96,250)	—	(17,500)	—	—
Unrealized gain (loss) on derivatives	(2,023,572)	(6,393)	(643,481)	1,493,041	(1,226,864)
Loss on early extinguishment of debt	(902,625)	—	(2,905,259)	—	—
Amortization expense	(4,931,670)	(3,973,704)	(5,382,671)	(4,464,124)	(1,738,715)
Amortization of above- and below-market rents, net	967,958	619,062	847,998	630,801	271,334
Amortization of deferred loan costs	(1,100,006)	(1,138,729)	(1,545,605)	(1,107,771)	(350,258)
Receivables interest accretion	21,450	49,356	51,899	68,977	49,978
Impairments	(3,578,744)	(8,450)	(258,834)	(1,005,478)	(183,271)
Gain on sale of real property interest	82,026	—	—	—	—
Allowance for doubtful accounts and loan losses	—	(4,465)	(4,465)	(25,334)	(1,036)
Working capital changes	488,268	844,913	(857,808)	(1,107,732)	(387,129)
Net income	$(2,480,363)	$5,384,318	$2,860,628	$5,647,830	$1,082,382
Interest expense	6,070,326	5,502,771	7,831,847	5,406,753	1,957,834
Amortization expense	4,931,670	3,973,704	5,382,671	4,464,124	1,738,715
Supplemental EBITDA (1)	$8,521,633	$14,860,793	$16,075,146	$15,518,707	$4,778,931
Impairments	3,578,744	8,450	258,834	1,005,478	183,271
Acquisition-related	2,958,276	238,385	527,065	1,093,948	1,408,277
Unrealized (gain) loss on derivatives	2,023,572	6,393	643,481	(1,493,041)	1,226,864
Realized loss on derivatives	—	—	213,181	—	—
Loss on early extinguishment of debt	902,625	—	2,905,259	—	—
Gain on sale of real property interest	(82,026)	—	—	—	—
Unit-based compensation	96,250	—	17,500	—	—
Straight line rent adjustments	(195,130)	(193,880)	(249,393)	(210,017)	(129,173)
Amortization of above- and below-market rents, net	(967,958)	(619,062)	(847,998)	(630,801)	(271,334)
Deemed capital contribution due to cap on general and administrative expense reimbursement	1,465,040	—	12,349	—	—
Supplemental Adjusted EBITDA (1)	$18,301,026	$14,301,079	$19,555,424	$15,284,274	$7,196,836
Predecessor Adjusted EBITDA	5,896,774	14,301,079	18,081,026	15,284,274	7,196,836
Supplemental Adjusted EBITDA subsequent to initial public offering	$12,404,252	$—	$1,474,398	$—	$—
Cash interest expense	(3,101,651)		(292,186)
Distributable cash flow subsequent to initial public offering	$9,302,601		$1,182,212

(1)

For a definition of the non‑GAAP financial measure of Supplemental EBITDA and Supplemental Adjusted EBITDA and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please read “Selected Financial Data – Non‑GAAP Financial Measures.”